Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. §1350

In connection with this transition report on Form 10-K of EPL Oil & Gas, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ben Marchive, President of the Company and Rick Fox, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 23, 2014
/s/ BEN MARCHIVE
Ben Marchive
President

Date: September 23, 2014
/s/ RICK D. FOX
Rick Fox
Chief Financial Officer